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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Inference Corporation 1993 Stock Option Plan of our report dated February 23, 1996, with respect to the consolidated financial statements of Inference Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


San Francisco, California
October 21, 1996